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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements on Form S-8, Form S-3D or Form S-3 of Cooper Industries, Inc. or Cooper Industries, Ltd. and in each related Prospectus of our report dated January 23, 2003, with respect to the consolidated financial statements and schedules of Cooper Industries, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


No. 2-33-14542           Form S-8 Registration Statement for Cooper Industries,
                         Inc. 1989 Employee Stock Purchase Plan

No. 333-02847            Form S-8 Registration Statement for Cooper Industries,
                         Inc. Directors Stock Plan

No. 333-64400            Form S-8 Registration Statement for Cooper Industries,
                         Inc. Amended and Restated Stock Incentive Plan

No. 333-24237            Form S-3D Registration Statement for Cooper Industries,
                         Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451           Form S-3D Registration Statement for Cooper Industries,
                         Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439            Form S-8 Registration Statement for Cooper Industries,
                         Inc. Director's Retainer Fee Stock Plan

No. 333-51441            Form S-8 Registration Statement for Cooper Industries,
                         Inc. Amended and Restated Management Annual Incentive
                         Plan

No. 333-37580            Form S-8 Registration Statement for Cooper Industries,
                         Ltd. Cooper (UK) Employee Share Purchase Plan

No. 333-75475            Form S-3 Registration Statement (Cooper Industries,
                         Inc.) for a shelf registration to issue up to $500 million of debt securities

No. 333-99581            Form S-3 Registration Statement (Cooper Industries,
                         Ltd.) for a shelf registration to issue a guarantee of up to $500 million of debt securities

/s/ Ernst & Young LLP

Houston, Texas
February 21, 2003